                                                                   EXHIBIT 11.1


                         ULTRAK, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (Unaudited)

Computation of Income per Share-Primary:

Net income                                                     $  2,034,433

Less: Dividend requirements on preferred
    stock                                                           (29,302)
                                                               ------------

Net income allocable to common stockholders                    $  2,005,131
                                                               ============
Weighted average number of common shares
    outstanding during the period                                14,022,852

Net effect of dilutive stock options and
warrants based on the treasury method using
average market price                                                532,202
                                                               ------------
Shares used for computation                                      14,555,054
                                                               ============

Income per share-primary                                       $        .14
                                                               ============
Computation of Income per Share-Assuming Full Dilution:

Net income                                                     $  2,034,433

Less: Dividend requirements on preferred stock                         --
                                                               ------------
Net income allocable to common stockholders                    $  2,034,433
                                                               ============
Weighted average number of common shares
    outstanding during the period                                14,022,852

Net effect of dilutive stock options and
warrants based on the treasury method using
the greater of average or ending price                              532,202

Net effect of preferred stock conversion                            406,981
                                                               ------------
Shares used for computation                                      14,962,035
                                                               ============
Income per share-assuming full dilution                        $        .14
                                                               ============